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                                                                    Exhibit 99.1

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                                  Press Release


FOR IMMEDIATE RELEASE

                          HOUSTON EXPLORATION ANNOUNCES
                   APPOINTMENT OF NEW INDEPENDENT ACCOUNTANTS

HOUSTON, TEXAS - APRIL 5, 2002 - The Houston Exploration Company (NYSE:THX) announced today that its Board of Directors has appointed Deloitte & Touche LLP as independent public accountants for the Company effective January 1, 2002. Deloitte & Touche replaces Arthur Andersen LLP, who provided Houston Exploration with sixteen years of service. The Board of Director's has determined this to be in the best interest of the Houston Exploration shareholders. The appointment of Deloitte & Touche is subject to Houston Exploration shareholder ratification and approval at the Company's annual meeting on May 17, 2002.

The Houston Exploration Company is a Houston-based independent natural gas and oil company engaged in the exploration, development and acquisition of domestic natural gas and oil properties. The Company's offshore properties are located in the Gulf of Mexico and its onshore properties are located in South Texas, the Arkoma Basin, South Louisiana, East Texas, and West Virginia. Information on the Company can be found on the Company's web site at (www.houstonexploration.com).

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NOTE: THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING
OF THE SECURITIES LITIGATION REFORM ACT THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING PRICE VOLATILITY, DEVELOPMENT, OPERATIONAL, IMPLEMENTATION AND OPPORTUNITY RISKS, AND OTHER FACTORS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S PUBLICLY AVAILABLE SEC REPORTS, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPECTED. THE ESTIMATES INCLUDED IN THIS PRESS RELEASE ALSO ASSUME THAT THE COMPANY WILL NOT ENGAGE IN ANY MATERIAL TRANSACTIONS SUCH AS ACQUISITIONS OR DIVESTITURES OF ASSETS, FORMATION OF JOINT VENTURES OR SALE OF DEBT OR EQUITY SECURITIES. WE CONTINUALLY REVIEW THESE TYPES OF TRANSACTIONS AS PART THE COMPANY'S CORPORATE STRATEGY, AND MAY ENGAGE IN ANY OF THESE WITHOUT PRIOR NOTICE.

CONTACT: KERRY THORNHILL-HOUSTON
         713/830-6887